Exhibit 99.1

Raymond James Airline Conference January 2008

1 Notice on Forward Looking Statements This presentation as well as oral statements made by officers or directors of Allegiant Travel Company, its advisors and affiliates (collectively or separately, the "Company") will contain forward-looking statements that are only predictions and involve risks and uncertainties. Forward-looking statements may include, among others, references to future performance and any comments about our strategic plans. There are many risk factors that could prevent us from achieving our goals and cause the underlying assumptions of these forward-looking statements, and our actual results, to differ materially from those expressed in, or implied by, our forward-looking statements. These risk factors and others are more fully discussed in our filings with the Securities and Exchange Commission. Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. The Company cautions users of this presentation not to place undue reliance on forward looking statements, which may be based on assumptions and anticipated events that do not materialize.

Maury Gallagher Chairman of the Board, President & CEO

3 Investment Highlights Unique, expandable, and defensible niche strategy Profitable last 20 quarters (1) 2007 excellent results: – Grew revenues 48% to $360M – Doubled operating profits to $44M or 12% (Industry leading) – Pre-tax income increased 222% to $51M – Net income up 261% to $31M or $1.53/share 3 year trends support 2007 results (1) Excludes mark to market impact from fuel hedges and one time tax adjustment in December 2006 2007 2006 2005 Operating Income (mm) $44.3 $22.6 $8.5 Operating Margin 12.2% 9.3% 6.4%

4 Current Environment – Good News Traffic: very good Q1 & Q2 historically strongest quarters Las Vegas adversely impacted by 2007 NBA All-Star Game LAS hotels seeing slow down, particularly California drive traffic Recent customer survey: – Average income > $90,000 – Number 1 reason to purchase - cost – Loyal to Allegiant brand – allegiantair.com primary website for vacation travel Haven’t yet seen signs of recessions in our own bookings yet

5 Expanding Operating Margins 2007 Operating Margins 2007 Pre-Tax Margins Source: public filings of the respective companies. Southwest Hedge (7.4pp) Southwest Hedge (7.0pp)

6 Keys to Our Margin Growth Baseline 2007 2006 Change Stage length 923 1006 -8.3% Load factor 83.1% 80.7% 2.4 pts Departures 25,088 16,634 50.8% Passengers (000) 3,018 1,940 55.5% Scheduled Service Air revenue (mm) $259 $178 45.2% Average fare $85.80 $91.91 -6.6% RASM (cents) 7.56 7.21 4.9% Ancillary Ancillary revenue (mm) $65 $31 107.9% Ancillary/pax $21.53 $16.11 33.6% Ancillary/ASM (cents) 1.90 1.26 50.8% Total fare $107.33 $108.02 -0.6% Total RASM (cents) 9.46 8.47 11.7%

7 Industry-Leading Ancillary Revenue/Passenger Since 2002, Ancillary/Passenger has grown at over 80% CAGR

8 Cost Management Critical Significant cost benefit per passenger from shorter haul and increased loads In 2007 our per-pax fuel cost was the same despite 9% increase in fuel cost/gal Total system cost/passenger was down: Non-fuel cost/passenger declined from 2006 to 2007 Non-fuel CASM – up 2% 2006: 4.15 cents 2007: 4.25 cents 2007 2006 Change Fuel cost/passenger $47 $47 --- Non-fuel cost/passenger $50 $55 -9% Total cost/passenger $97 $102 -5% Stage length (mi) 906 966 -6%

9 Declining Costs and Low Utilization Daily Utilization (hrs) Cost/pax Declining Non-Fuel Cost/Pax Aircraft Price Utilization Cost/Pax Cost/Pax ex-fuel

10 Returning to Double Digit Margins Reduce stage length – Already eliminated underperforming long-haul routes – Frequency reductions predominantly on longer-haul routes – Add more short-haul routes Temper growth: frequency reductions leverage pricing power Continue to drive loads Increase ancillary revenue per passenger Results: – Boost RASM – Further reduce non-fuel cost per passenger – Double digit margin for year

11 National Footprint YE 2007 Five destinations, 53 small cities 105 routes (including seasonal) 32 MD-80 aircraft in operation Potential: At least 100 small cities = 100M+ people

12 Minimal Direct Competition Delta Connection: – Greenville/ Spartanburg – Knoxville US Airways: – Colorado Springs US Airways/United: – Fresno – Palm Springs By Quarter-end, Head-to-head Competition on Only Five Routes Rarely Viewed as a Threat by Other Carriers

13 Cash Machine MD80: financially out of favor, terrific operational aircraft. In 2007 generated $1.6M operating profit per aircraft – 3.1 year payoff. Exceptional cash flow (mm): Capital light entity in a capital intensive industry 2007 2006 2005 Operating Cash Flow (1) $63 $29 $14 Increased Air Traffic Liability $30 $8 $21 Deferred Taxes $4 $7 $0 Cash generated $97 $44 $35 Cap Ex $(55) $(54) $(58) Change in debt $0 $14 $22 Free cash $42 $4 $(1) 1) = $44M of Operating Income + $16M of Depreciation and Amortization +$2.6M of gain on fuel derivatives, net + $.5M of gain on a joint venture

14 Pro Forma Capitalization (1) Adjusted for 7x LTM Rent Expense of $5.1M in 2006 and $3.0M in 2007 Capitalization As of As of 12/31/07 12/31/06 Cash, Cash Equivalents and Short-term Investments $186.8 $144.7 Total Assets 399.2 305.7 Total Debt Retained Earnings 72.1 50.1 72.8 19.1 Total Shareholders' Equity $209.8 $153.5 Total Capitalization $281.9 $ 226.3 Total Debt / Book Capitalization 25.6% 32.2% Adjusted Total Debt / Adjusted Book Capitalization (1) 30.4% 41.4% Adjusted Debt / EBITDAR (1) 1.4x 3.2x Total Debt / Cash .39x .50x ($ in millions)

Maury Gallagher Chairman of the Board, President & CEO

16 Managing Increased Fuel Costs Fuel cost/ASM since 2004 increased 88% – 2004: 2.10 cents – 2007: 3.94 cents 3Q to 4Q 2007: cost per gallon up $.32 or 12% At 3Q fuel price, our 4Q margins would have exceeded 12% Fuel cost per gallon > $2.80/gallon Planning on oil at $98/barrel Each penny of fuel adjustment = $850K +/- Management!